EXHIBIT 5

FILING AGREEMENT WITH RESPECT TO SCHEDULE 13D

The undersigned hereby agree that any statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to the Ordinary Shares of €2.29 each, of AXA, a société anonyme organized under the laws of France, may be filed by AXA on behalf of each of the undersigned.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 3rd day of January, 2006.

AXA ASSURANCES IARD MUTUELLE,
BY
/s/ Henri de Castries
Name: Henri de Castries
Title: Chairman

AXA ASSURANCES VIE MUTUELLE,
BY
/s/ Henri de Castries
Name: Henri de Castries
Title: Chairman

AXA COURTAGE ASSURANCE MUTUELLE,
BY
/s/ Henri de Castries
Name: Henri de Castries
Title: Chairman